UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 4, 2004

NEIGHBORCARE, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Pratt Street, Third Floor Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (410) 528-7300

N/A
(Former name or former address, if changed since last report)

Item 7.                                                           Exhibits

(a) Financial statements of businesses acquired.

Not Applicable

(b) Pro-forma financial information.

Not Applicable

(c) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1 Press release issued by NeighborCare, Inc. on August 4, 2004 – NeighborCare Reports Third Quarter Fiscal 2004 Results

Item 12.                                                    Results of Operations and Financial Condition

On August 4, 2004, NeighborCare, Inc. reported its results for the quarter ended June 30, 2004. The earnings release is attached hereto as Exhibit 99.1.

The earnings release includes net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA, adjusted EBITDA and net income available to common shareholders as adjusted which are non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, NeighborCare has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management believes that the presentation of net revenues as adjusted, cost of revenues as adjusted and gross profit as adjusted, EBITDA, adjusted EBITDA and net income available to common shareholders as adjusted provides useful information to investors regarding our results of operations because such measures are useful for trending, analyzing and benchmarking the performance and value of our business. We use these non-GAAP financial measures primarily as performance measures. We use net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted for comparability purposes to assess our revenues from GHC against those of our external customers.  We use EBITDA and adjusted EBITDA as measures to assess the relative performance of our operating businesses, as well as the employees responsible for operating such businesses. EBITDA and adjusted EBITDA are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense, which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates. By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, management is better able to evaluate operating performance of the business unit and the employees responsible for business unit performance. Consequently, management uses EBITDA and adjusted EBITDA to determine the extent to which our employees have met financial performance goals, and therefore may or may not be eligible for incentive compensation awards.

We also use net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA and adjusted EBITDA in our annual budgeting process. We believe net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA, adjusted EBITDA and net income available to common shareholders as adjusted facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Although we use these non-GAAP financial measures to assess the performance of our business, the use of these measures is limited because they do not consider certain material costs necessary to operate our business. These costs include the cost to service our debt, the non-cash depreciation and amortization associated with our long-lived assets, the cost of our federal and state tax obligations, our share of the earnings or losses of our less than 100% owned operations and the operating results of our discontinued businesses. Because these non-GAAP financial measures do not consider these important elements of our cost structure, a user of our financial information who relies on them as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance. Consequently, a user of our financial information should consider net income an important measure of our financial performance because it provides the most complete measure of our performance. Net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA, adjusted EBITDA and net income available to common shareholders as adjusted should be considered in addition to, not as a substitute for, or superior to, GAAP financial measures or as indicators of operating performance.

We define EBITDA as earnings from continuing operations before preferred stock dividends, equity in net income (loss) of unconsolidated affiliates, minority interests, interest, taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. EBITDA does not represent net income (loss) as defined by GAAP.

The non-GAAP financial measures of net revenues as adjusted, cost of revenues as adjusted and gross profit as adjusted presented in the earnings release include revenues and related costs from GHC facilities that are excluded from our statements of operations for the nine months ended June 30, 2004 and the three and nine months ended June 30, 2003.  For periods prior to the spin-off, these amounts were considered intersegment revenues and related costs and were therefore eliminated in consolidation.  The amounts of the revenue from GHC facilities that are included in net revenues as adjusted are $13.0 million, $19.1 million and $58.8 million for the nine months ended June 30, 2004 and the three and nine months ended June 30, 2003, respectively.  The amounts of the cost of revenue from GHC facilities that are included in cost of revenues as adjusted are $10.3 million, $15.2 million and $46.6 million for the nine months ended June 30, 2004 and the three and nine months ended June 30, 2003, respectively.  The amounts of the gross profit related to the revenues from GHC facilities that are included in gross profit as adjusted are $2.7 million, $3.9 million and $12.1 million for the nine months ended June 30, 2004 and the three and nine months ended June 30, 2003, respectively.

The non-GAAP financial measures of EBITDA, adjusted EBITDA and net income available to common shareholders as adjusted presented in the earnings release exclude amounts related to one-time transactional events and settlements.  Specifically, for the three months ended March 31, 2004, we excluded $2.0 million associated with the spin-off of Genesis Healthcare Corporation (GHC).  For the three and nine months ended June 30, 2004, we excluded from all “as adjusted” calculations the charges of approximately $0.8 million and $43.5 million, respectively, associated with the spin-off of GHC and $16.8 million of takeover defense charges for the three and nine months ended June 30, 2004.  For the three and nine months ended June 30, 2003, we excluded from all “as adjusted” calculations the charges associated with the spin-off of GHC and the net gain from the break-up fee from the proposed NCS Healthcare transaction, which resulted in a net loss for the three and nine months ended June 30, 2003 of approximately $11.5 million and $9.6 respectively.

The non-GAAP measures are presented because management uses this information in evaluating its ongoing operations. Management believes that this information provides investors a valuable insight into its operating results. Management also believes that excluding such gains and expenses provide better comparability to prior period results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORCARE, INC.

Date: August 4, 2004	By:	/s/ Richard W. Hunt.
Richard W. Hunt
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by NeighborCare, Inc. on August 4, 2004 – NeighborCare Reports Fiscal Third Quarter 2004 Results